Exhibit 99.1

Oaktree Specialty Lending Corporation Announces First Fiscal Quarter 2019 Financial Results

and Declares Distribution of $0.095 Per Share

LOS ANGELES, CA, February 7, 2019 - Oaktree Specialty Lending Corporation (NASDAQ: OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced its unaudited financial results for the fiscal quarter ended December 31, 2018.

Financial Highlights for the Quarter Ended December 31, 2018

•	Total investment income of $38.3 million ($0.27 per share), up from $38.2 million ($0.27 per share) for the fourth fiscal quarter of 2018.

•	Net investment income of $17.3 million ($0.12 per share), up from $17.0 million ($0.12 per share) for the fourth fiscal quarter of 2018.

•	Net asset value (“NAV”) per share of $6.19, up from $6.09 for the fourth fiscal quarter of 2018.

•	Originated $231.1 million of new investment commitments and received $208.3 million of proceeds from prepayments, exits, other paydowns and sales.

•	A quarterly distribution was declared of $0.095 per share, payable on March 29, 2019 to stockholders of record on March 15, 2019.

•

Our Board of Directors approved the application of the modified asset coverage requirements under the Investment Company Act of 1940, as amended (the “1940 Act”), to the Company. As a result, the Company’s asset coverage requirements under the 1940 Act will be reduced from 200% to 150%, effective February 1, 2020.

Edgar Lee, Chief Executive Officer and Chief Investment Officer, said, “OCSL delivered another quarter of strong earnings, as well as the fourth consecutive quarter of increased NAV per share. We successfully exited non-core investments and added $165 million of new investments that are consistent with our late cycle investment approach. Importantly, we remain focused on defensively positioning OCSL’s portfolio and maintaining ample dry powder during this time of increased market volatility.”

Matt Pendo, Chief Operating Officer, said, “We believe the modified asset coverage requirements, once applicable, will provide us with additional operational flexibility and improve our financial position. At this time, we do not anticipate increasing our leverage beyond our current target ratio range of 0.70x-0.85x debt-to-equity. Importantly, preliminary discussions with our bank group regarding this action by the Board of Directors have been positive.”

Distribution Declaration

The Board of Directors declared a quarterly distribution of $0.095 per share, payable on March 29, 2019 to stockholders of record on March 15, 2019.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended
($ in thousands, expect per share data)	December 31, 2018	September 30, 2018	December 31, 2017
Operating results:
Interest income	$35,789	$35,306	$29,938
PIK interest income	832	499	1,867
Fee income	1,202	2,034	1,031
Dividend and other income	453	381	1,040

Total investment income	38,276	38,220	33,876
Net expenses	20,959	21,189	20,554

Net investment income	17,317	17,031	13,322
Net realized and unrealized gains (losses), net of taxes	10,401	16,300	(43,763)

Net increase (decrease) in net assets resulting from operations	$27,718	$33,331	$(30,441)

Net investment income per common share	$0.12	$0.12	$0.09
Net realized and unrealized gains (losses), net of taxes per common share	$0.08	$0.12	$(0.31)
Earnings (loss) per common share — basic and diluted	$0.20	$0.24	$(0.22)

	As of
($ in thousands, expect per share data and ratios)	December 31, 2018	September 30, 2018
Select balance sheet and other data:
Investment portfolio at fair value	$1,464,885	$1,491,201
Total debt outstanding	607,141	637,213
Net assets	872,362	858,035
Net asset value per share	6.19	6.09
Total leverage	0.70x	0.75x

Total investment income for the quarter ended December 31, 2018 was $38.3 million, including $35.8 million of cash interest income from portfolio investments, $0.8 million of payment-in-kind (“PIK”) interest income, $1.2 million of fee income and $0.5 million of dividend income. PIK interest income, net of PIK collected in cash, represented 2.2% of total ~~investment income for the quarter ended~~ December 31, 2018.

Net expenses for the quarter were $21.0 million, which is comparable to expenses for the quarter ended September 30, 2018.

Net realized and unrealized gains, net of taxes on the investment portfolio for the quarter were $10.4 million.

Portfolio and Investment Activity

	As of
(Dollar amounts in thousands)	December 31, 2018	September 30, 2018	December 31, 2017
Investments at fair value	$1,464,885	$1,491,201	$1,415,404
Number of portfolio companies	110	113	122
Average portfolio company debt size	$15,000	$14,800	$14,100

Asset class:
Senior secured debt	80.0%	75.4%	75.8%
Unsecured debt	7.8%	11.0%	7.0%
Equity	3.3%	4.4%	6.0%
SLF JV I	8.4%	8.7%	9.4%
Limited partnership interests	0.5%	0.5%	1.8%

Non-accrual debt investments:
Non-accrual investments at fair value	$132,355	$98,760	$41,458
Non-accrual investments as a percentage of debt investments	9.6%	7.0%	3.2%
Number of investments on non-accrual	7	8	8

Interest rate type:
Percentage floating-rate	86.6%	83.2%	82.4%
Percentage fixed-rate	13.4%	16.8%	17.6%

Yields:
Weighted average yield on debt investments (1)	8.7%	8.4%	9.0%
Cash component of weighted average yield on debt investments	8.0%	8.2%	8.4%
Weighted average yield on total portfolio investments (2)	8.1%	8.1%	8.5%

Investment activity:
New investment commitments	$231,100	$228,400	$183,000
New funded investment activity (3)	$162,400	$218,400	$200,200
Proceeds from prepayments, exits, other paydowns and sales	$208,300	$267,400	$284,800
Net new investments (4)	$(45,900)	$(49,000)	$(84,600)
Number of new investment commitments in new portfolio companies	14	13	13
Number of new investment commitments in existing portfolio companies	3	3	1
Number of portfolio company exits	14	18	17

__________

(1)	Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including our share of the return on debt investments in the SLF JV I.

(2)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including our share of the return on debt investments in the SLF JV I.

(3)	New funded investment activity is reflected net of original issue discount and includes drawdowns on existing revolver commitments.

(4)	Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of December 31, 2018, the fair value of the investment portfolio was $1.5 billion and was comprised of investments in 110 companies. These included debt investments in 86 companies, the investment in Senior Loan Fund JV I, LLC (“SLF JV I”) and equity investments in 37 companies, including in SLF JV I and 2 private equity funds. Fourteen of these equity investments were in companies in which Oaktree Specialty Lending also had a debt investment.

At fair value, 94.4% of the Company’s portfolio as of December 31, 2018 consisted of debt investments, including 52.2% of first lien loans, 27.8% of second lien loans and 14.4% of unsecured debt investments, including the debt investments in SLF JV I.

As of December 31, 2018, there were seven investments on which the Company had stopped accruing cash and/or PIK interest or original issue discount (“OID”) income that, in the aggregate, represented 14.2% of the Company’s debt portfolio at cost and 9.6% at fair value.

As of December 31, 2018, SLF JV I had $309.6 million in assets, including senior secured loans to 42 portfolio companies. The joint venture generated income of $2.8 million for Oaktree Specialty Lending during the quarter ended December 31, 2018.

The Company intends to rotate out of approximately $347 million, at fair value, of investments it has identified as non-core investments. It will also seek to redeploy non-income generating investments comprised of equity investments, limited partnership interests and loans currently on non-accrual status into proprietary investments with higher yields. Certain additional information on such categorization and the portfolio composition is included in investor presentations that the Company files with the Securities and Exchange Commission (“SEC”).

Liquidity and Capital Resources

As of December 31, 2018, the Company had $56.7 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $612.9 million and $389.0 million of undrawn capacity on its credit facility, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 5.3% as of December 31, 2018.

As of December 31, 2018, the Company’s total leverage ratio was 0.70x debt-to-equity.

Recent Developments

At a meeting held on February 1, 2019, the Company’s Board of Directors, including a “required majority” of the directors, as defined in Section 57(o) of the 1940 Act, approved the application of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act as being in the best interests of the Company and its stockholders. As a result of such approval, provided such approval is not later rescinded and the Company’s compliance with certain disclosure requirements, the asset coverage required for the Company’s senior securities will be 150% rather than 200% effective as of February 1, 2020. Upon effectiveness of the modified asset coverage requirements to the Company, the Company’s investment adviser intends to reduce the base management fee to 1.0% on all assets financed using leverage above 1.0x debt-equity (without giving effect to any debentures issued by a small business investment company subsidiary).

Conference Call Information

Oaktree Specialty Lending will host a conference call to discuss its first fiscal quarter 2019 results at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on February 7, 2019. The conference call may be accessed by dialing (877) 507-3275 (U.S. callers) or +1 (412) 317-5238 (non-U.S. callers), participant password “Oaktree Specialty Lending.” During the earnings conference call, Oaktree Specialty Lending intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Specialty Lending website, www.oaktreespecialtylending.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Specialty Lending’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Specialty Lending’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10127865, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The firm seeks to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Specialty Lending is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K and our quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Michael Mosticchio

(212) 284-1900

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Specialty Lending Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	December 31, 2018 (unaudited)	September 30, 2018
ASSETS
Investments at fair value:
Control investments (cost December 31, 2018: $212,583; cost September 30, 2018: $213,470)	$190,167	$196,874
Affiliate investments (cost December 31, 2018: $2,659; cost September 30, 2018: $1,080)	3,740	2,161
Non-control/Non-affiliate investments (cost December 31, 2018: $1,372,068; cost September 30, 2018: $1,392,383)	1,270,978	1,292,166

Total investments at fair value (cost December 31, 2018: $1,587,310; cost September 30, 2018: $1,606,933)	1,464,885	1,491,201
Cash and cash equivalents	56,186	13,380
Restricted cash	470	109
Interest, dividends and fees receivable	9,981	10,272
Due from portfolio companies	2,122	1,357
Receivables from unsettled transactions	—	26,760
Deferred financing costs	4,798	5,209
Derivative asset at fair value	—	162
Other assets	3,082	3,008

Total assets	$1,541,524	$1,551,458

LIABILITIES AND NET ASSETS

Liabilities:
Accounts payable, accrued expenses and other liabilities	$2,362	$3,581
Base management fee and incentive fee payable	8,370	8,223
Due to affiliate	3,553	3,274
Interest payable	6,233	3,365
Payable to syndication partners	379	109
Director fees payable	68	—
Payables from unsettled transactions	40,309	37,236
Derivative liability at fair value	190	—
Deferred tax liability	557	422
Credit facility payable	211,000	241,000
Unsecured notes payable (net of $3,196 and $3,483 of unamortized financing costs as of December 31, 2018 and September 30, 2018, respectively)	386,839	386,485
Secured borrowings at fair value (proceeds December 31, 2018: $11,869; proceeds September 30, 2018: $12,314)	9,302	9,728

Total liabilities	669,162	693,423

Commitments and contingencies
Net assets:
Common stock, $0.01 par value per share, 250,000 shares authorized; 140,961 shares issued and outstanding as of December 31, 2018 and September 30, 2018	1,409	1,409
Additional paid-in-capital	1,492,739	1,492,739
Accumulated overdistributed earnings	(621,786)	(636,113)

Total net assets (equivalent to $6.19 and $6.09 per common share as of December 31, 2018 and September 30, 2018, respectively)	872,362	858,035

Total liabilities and net assets	$1,541,524	$1,551,458

Oaktree Specialty Lending Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended December 31, 2018 (unaudited)	Three months ended September 30, 2018 (unaudited)	Three months ended December 31, 2017 (unaudited)
Interest income:
Control investments	$3,339	$3,687	$3,203
Affiliate investments	13	—	949
Non-control/Non-affiliate investments	32,167	31,496	25,565
Interest on cash and cash equivalents	270	123	221

Total interest income	35,789	35,306	29,938

PIK interest income:
Control investments	67	—	1,191
Affiliate investments	—	—	176
Non-control/Non-affiliate investments	765	499	500

Total PIK interest income	832	499	1,867

Fee income:
Control investments	6	6	120
Affiliate investments	4	—	4
Non-control/Non-affiliate investments	1,192	2,028	907

Total fee income	1,202	2,034	1,031

Dividend and other income:
Control investments	453	381	1,040

Total dividend and other income	453	381	1,040

Total investment income	38,276	38,220	33,876

Expenses:
Base management fee	5,568	5,767	5,590
Part I incentive fee	3,728	3,675	830
Part II incentive fee	1,820	—	—
Professional fees	966	859	2,898
Directors fees	143	143	176
Interest expense	8,904	9,323	9,584
Administrator expense	763	336	494
General and administrative expenses	631	794	1,116

Total expenses	22,523	20,897	20,688
Fees waived	(1,564)	292	(134)

Net expenses	20,959	21,189	20,554

Net investment income	17,317	17,031	13,322

Unrealized appreciation (depreciation):
Control investments	(5,820)	26,081	(1,326)
Affiliate investments	—	—	(168)
Non-control/Non-affiliate investments	(784)	21,039	(43,633)
Secured borrowings	(19)	(87)	1,655
Foreign currency forward contracts	(352)	162	—

Net unrealized appreciation (depreciation)	(6,975)	47,195	(43,472)

Realized gains (losses):
Control investments	—	(31,331)	—
Non-control/Non-affiliate investments	16,761	1,494	(291)
Foreign currency forward contracts	1,201	(436)	—

Net realized gains (losses)	17,962	(30,273)	(291)

Provision for income taxes	(586)	(622)	—

Net realized and unrealized gains (losses), net of taxes	10,401	16,300	(43,763)

Net increase (decrease) in net assets resulting from operations	$27,718	$33,331	$(30,441)

Net investment income per common share — basic and diluted	$0.12	$0.12	$0.09
Earnings (loss) per common share — basic and diluted	$0.20	$0.24	$(0.22)
Weighted average common shares outstanding — basic and diluted	140,961	140,961	140,961